Exhibit 1.1


                     HEALTH CARE PROPERTY INVESTORS, INC.

                          MEDIUM-TERM NOTES, SERIES B

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                                AMENDMENT NO. 1
                                    TO THE
                DISTRIBUTION AGREEMENT DATED SEPTEMBER 9, 1993


                                                             December 21, 1994


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
World Financial Center
North Tower, 10th Floor
New York, N.Y.  10281-1310

Goldman, Sachs & Co.
85 Broad Street
New York, N.Y.  10004


Ladies and Gentlemen:

     Reference is made to the Distribution Agreement dated September 9, 1993 (the "Distribution Agreement") between Health Care Property Investors, Inc., a Maryland corporation (the "Company"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, with respect to the issuance and sale by the Company of its Medium-Term Notes described therein. The parties hereto acknowledge that (i) this Amendment No. 1 ("Amendment No. 1") shall relate only to the Company's Medium-Term Notes that are issued, or as to which offers to purchase are accepted by the Company, or as to which potential investors to purchase the Medium-Term Notes are contacted or solicited by the Agents (as defined below), on or after the date hereof; and (ii) the Company's Medium-Term Notes that have been issued and sold, or as to which offers to purchase have been accepted by the Company, prior to the date hereof shall not be affected by this Amendment No. 1, but shall instead continue to be governed by the Distribution Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

     The purpose of this Amendment No. 1 is to add Goldman, Sachs & Co. ("Goldman, Sachs") as a party to the Distribution Agreement and as an Agent (as defined below) with respect to the issuance and sale by the Company of its Medium-Term Notes.

     With respect to the Medium-Term Notes issuable pursuant to this Amendment No. 1, references in the Distribution Agreement to the "Agreement" shall be deemed to mean the Distribution Agreement as amended by this Amendment No. 1, and references therein to the date of the Agreement or the date hereof shall be deemed to be to the date of this Amendment No. 1 thereto (except that the references to "the date hereof" contained in Sections 5(a) and 5(c) of the Agreement shall mean the date of the Distribution Agreement).

        The Distribution Agreement is hereby amended by the parties thereto as follows:

        1. THE NAMES AND ADDRESSES OF THE AGENTS ON THE FIRST PAGE OF THE DISTRIBUTION AGREEMENT ARE DELETED AND REPLACED WITH THE NAMES AND ADDRESSES OF THE AGENTS AS THEY APPEAR ON THE FIRST PAGE OF THIS AMENDMENT NO. 1.
        2. THE FIRST INTRODUCTORY PARAGRAPH ON PAGE 1 OF THE DISTIRUBTION AGREEMENT IS DELETED AND REPLACED WITH THE FOLLOWING:

                 Health Care Property Investors, Inc., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (each an "Agent", and collectively the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture", which term as used herein includes any instrument establishing the form and terms of the Notes) dated as of September 1, 1993 between the Company and The Bank of New York, as trustee (the "Trustee").

UNLESS OTHERWISE SPECIFICED IN THIS AMENDMENT NO. 1, ALL REFERENCES IN THE DISTRIBUTION AGREEMENT TO "AGENT" SHALL BE DEEMED TO REFER, MUTATIS MUTANDIS, TO AN AGENTOR TO THE AGENTS, COLLECTIVELY, AS THE CONTEXT REQUIRES.

        3. THE DOLLAR AMOUNT IN SECOND INTRODUCTORY PARAGRAPH ON PAGE 1 OF THE DISTRIBUTION AGREEMENT IS DELETED AND REPLACED WITH $54,000,000.

        4. REFERENCE IS HEREBY MADE TO THE PROCEDURES (AS DEFINED IN SECTION 3(C) ON PAGE 10 OF THE DISTRIBUTION AGREEMENT). UNLESS OTHERWISE SPECIFIED IN THE PROCEDURES, ALL REFERENCES IN THE PROCEDURES TO "AGENT" SHALL BE DEEMED TO REFER, MUTATIS MUTANDIS, TO AN AGENT OR TO THE AGENTS, COLLECTIVELY, AS THE CONTEXT REQUIRES. THE ADDRESS FOR GOLDMAN, SACHS & CO., AS AGENT, FOR PURPOSES OF THE PROCEDURES PART I, THE SECTIONS ENTITLED "PREPARATION OF PRICING SUPPLEMENT" AND "SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT" AND PART III, THE SECTION ENTITLED "SETTLEMENT PROCEDURES", IS SET FORTH IN ANNEX A TO THIS AMENDMENT NO. 1 AND SHALL BE DEEMED TO BE INCLUDED IN THE PROCEDURES. SUCH ADDRESS SHALL APPLY UNTIL FURTHER NOTICE IS GIVEN IN ACCORDANCE WITH THE PROCEDURES. THE COMPANY SHALL PROMPTLY PROVIDE A COPY OF THIS AMENDMENT NO. 1 AND SUCH ANNEX A TO THE TRUSTEE AND THE CALCULATION AGENT, WHICH ANNEX A THE TRUSTEE AND THE CALCULATION AGENT MAY APPEND TO THE PROCEDURES AND TREAT AS A PART THEREOF.

        THE DATE OF THE PROCEDURES SHALL BE DEEMED, FOR PURPOSES OF THIS AMENDMENT NO. 1, TO BE THE DATE OF THIS AMENDMENT NO. 1.

        5. SECTIONS 8 AND 9 BEGINNING ON PAGE 25 OF THE DISTRIBUTION AGREEMENT ARE DELETED AND REPLACED WITH THE FOLLOWING:

     SECTION 8.  Indemnification.
                 ---------------

          (a)    Indemnification of the Agents.  The Company agrees to
                 -----------------------------
     indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

     PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by either of the Agents expressly for use in the Registration Statement (or any amendment thereto), or made in reliance upon the Trustee's Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement.

          (b)    Indemnification of Company.  Each Agent severally agrees to
                 --------------------------
        indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any,who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                 (c)     General.  Each indemnified party shall give prompt
                         -------
        notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        SECTION 9.  Contribution.
                    ------------
                 In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions so that each Agent is severally responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of
        Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

        6. SECTION 13 BEGINNING ON PAGE 30 OF THE DISTRIBUTION AGREEMENT IS DELETED AND REPLACED WITH THE FOLLOWING:

        SECTION 13.  Notices.
                     -------

                 Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                 If to the Company:

                         Health Care Property Investors, Inc.
                         10990 Wilshire Boulevard
                         Suite 1200
                         Los Angeles, California  90024

                         Attention:  Kenneth B. Roath,
                           President and Chief Executive Officer
                         Fax:  (310) 473-1990

                 With a copy to:

                         Latham & Watkins
                         633 West Fifth Street
                         Suite 4000
                         Los Angeles, California  90071-8763

                         Attention: Pamela B. Kelly, Esq.
                         Fax: (213) 891-8763

                 If to Merrill Lynch & Co.:

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated
                         North Tower - 10th Floor
                         World Financial Center
                         New York, New York  10281-1310
                         Attention:  MTN Product Management
                         Fax:  (212) 449-2234

                 If to Goldman, Sachs & Co.:

                         Goldman, Sachs & Co.
                         85 Broad Street
                         New York, New York  10004
                         Attention: Credit Department
                                       Credit Control, Medium-Term Notes
                         Fax:  (212) 357-8680

        or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

        The obligations of Goldman, Sachs to purchase Notes as principal and to solicit offers to purchase Notes as an agent of the Company, and the obligations of any purchasers of the Notes sold through Goldman, Sachs as an agent, will be further subject to the receipt of the following documents, in form and substance satisfactory to Goldman, Sachs, delivered in connection with the execution and delivery of this Amendment No. 1 to the Distribution
Agreement:

                      (i)         Letter, dated the date of this Amendment
        No. 1, of Latham & Watkins, counsel to the Company, to Goldman, Sachs to the effect that Goldman, Sachs may rely, as an addressee, upon their most recent legal opinion delivered pursuant to Section 7(c) of the Distribution Agreement, as of the date of such opinion (PROVIDED, that such reliance letter shall annex thereto the underlying opinion delivered by Latham & Watkins pursuant to Sections 5(a)(1) and 5(a)(4) of the Distribution Agreement);

                     (ii)         Letter, dated the date of this Amendment
        No. 1, of Latham & Watkins, tax counsel to the Company, to Goldman, Sachs to the effect that Goldman, Sachs may rely, as an addressee, upon their most recent legal opinion delivered pursuant to Section 7(c) of the Distribution Agreement (insofar as it relates to their legal opinion delivered pursuant to the last paragraph of Section 5(a)(1) the Distribution Agreement), as of the date of such opinion;

                    (iii)         Letter, dated the date of this Amendment
        No. 1, of Brown & Wood, counsel to the Agents, to Goldman, Sachs to the effect that Goldman, Sachs may rely, as an addressee, upon their legal opinion delivered pursuant to Sections 5(a)(3) and 5(a)(4) of the Distribution Agreement, as of the date of such opinion; and

                     (iv)         Letter, dated the date of this Amendment
        No. 1, of Arthur Andersen & Co., independent public accountants with respect to the Company, to Goldman, Sachs to the effect that Goldman, Sachs may rely, as an addressee, upon (A) their comfort letter delivered pursuant to Section 5(c) of the Distribution Agreement and
        (B) each of their comfort letters delivered pursuant to Section 7(d) of the Distribution Agreement for the quarterly and annual periods from and including September 30, 1993; in each case as of the date of such comfort letters.

        The obligations of the Agents to purchase Notes as principal and to solicit offers to purchase Notes as agents of the Company, and the obligations of any purchasers of the Notes sold through the Agents as agents, will be further subject to the receipt of the following documents, delivered in connection with the execution and delivery of this Amendment No. 1 to the Distribution Agreement:

                      (i) Legal opinion, in form and substance satisfactory to the Agents, dated the date of this Amendment No. 1, from Latham & Watkins, counsel to the Company, to the effect that this Amendment No. 1 has been duly authorized, executed and delivered by the Company;

                     (ii) Legal opinion, in form and substance satisfactory to the Agents, dated the date of this Amendment No. 1, from Brown & Wood, counsel to the Agents, to the effect that this Amendment No. 1 has been duly authorized, executed and delivered by the Company (this opinion may be included in the letter delivered from Brown & Wood pursuant to the preceding paragraph);

                    (iii) Legal opinion, in form and substance satisfactory to counsel to the Company and counsel to the Agents, dated the date of this Amendment No. 1, from Ballard Spahr Andrews & Ingersoll, special Maryland corporate counsel to the Company, addressed to Latham & Watkins and Brown & Wood (i) in the form set forth in
        Section 5(a)(4) of the Distribution Agreement and (ii) to the effect that this Amendment No. 1 has been duly authorized, executed and delivered by the Company;

                     (iv) Legal opinion, dated the date of this Amendment No. 1, of Edward J. Henning, Senior Legal Counsel and Secretary of the Company in the form set forth in Section 5(a)(2) of the Distribution Agreement; and

                      (v) Officers' Certificate, dated the date of this Amendment No. 1, in the form set forth in Section 5(b) of the Distribution Agreement.

        Subsequent to the date of this Amendment No. 1, all documents periodically delivered by the Company pursuant to Sections 7(b), 7(c) and 7(d) of the Distribution Agreement shall be addressed to the Agents.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

                         Very truly yours,

                         Health Care Property Investors, Inc.


                         By: _______________________________________________

                         Title: ____________________________________________

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By: __________________________________________________________

Title: _______________________________________________________




--------------------------------------------------------------
                            (Goldman, Sachs & Co.)


                                                                       Annex A
                                                     to Amendment No. 1 to the
                                Distribution Agreement Dated September 9, 1993



                     HEALTH CARE PROPERTY INVESTORS, INC.

                          MEDIUM-TERM NOTES, SERIES B

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


        For purposes of the Procedures Part I, the sections entitled "Preparation of Pricing Supplement" and "Suspension of Solicitation; Amendment or Supplement" and Part III, the section entitled "Settlement Procedures", the following address for Goldman, Sachs & Co. shall apply until further notice is given in accordance with the Procedures:

                 Goldman, Sachs & Co.
                 Credit Department Credit Control-Medium Term Notes 85 Broad Street, 27th Floor
                 New York, N.Y.  10004
                 Telephone:  (212) 902-3711
                 Fax:  (212) 357-8680


        The date of the Procedures shall be deemed, for purposes of Amendment No. 1 to the Distribution Agreement, to be the date of such Amendment No. 1 to the Distribution Agreement. Unless otherwise specified in the Procedures, all references in the Procedures to "Agent" shall be deemed to refer, MUTATIS MUTANDIS, to an Agent or to the Agents, collectively, as the context requires.